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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                  July 3, 2002


Onyx Acceptance Corporation
27051 Towne Centre Drive
Foothill Ranch, CA 92610

        Re: Onyx Acceptance Corporation - Registration Statement for Offering of 680,749 Shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan.

Dear Ladies and Gentlemen:

        We have acted as counsel to Onyx Acceptance Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 680,749 shares of the Company's common stock (the "Shares") for issuance under the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the increases, on an annual basis, to the number of shares of the Company's common stock issuable under the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances under the Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP
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                                        BROBECK, PHLEGER & HARRISON LLP